Form of Notice of Guaranteed Delivery
Ormat Funding Corp.
NOTICE OF GUARANTEED DELIVERY

for

TENDER OF ALL OUTSTANDING
8 1/4% SENIOR SECURED NOTES DUE 2020

in Exchange for

8 1/4% SENIOR SECURED EXCHANGE NOTES DUE 2020
that have been registered
Under the Securities Act of 1933

This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offer of Ormat Funding Corp., a Delaware corporation, and to tender 8 1/4% Senior Secured Notes Due 2020 (the "private notes") to the exchange agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer — Procedures for Tendering Private Notes — Guaranteed Delivery" beginning on page 106 of the prospectus of Ormat Funding, dated February 7, 2005, and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender private notes pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to the expiration date (as defined below) of the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 11, 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). PRIVATE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:
Union Bank of California, N.A.

By Registered or Certified Mail or Overnight Courier:	By Facsimile Transmission: (for Eligible Institutions only)	By Mail:

Union Bank of California, N.A.	(213) 972-5695	Union Bank of California, N.A.
120 South San Pedro Street 4th Floor Los Angeles, California 90012 Attn: Corporate Trust Operations	Confirm by Telephone: (213) 972-5669	120 South San Pedro Street 4th Floor Los Angeles, California 90012 Attn: Corporate Trust Operations

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE

GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

The undersigned hereby tenders to Ormat Funding, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of private notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus and in Instruction 2 of the Letter of Transmittal.

The undersigned hereby tenders the private notes listed below:

Certificate Number(s) (if known)
of Private Notes or Aggregate Principal Amount ______________	Aggregate Principal
Amount Represented

Account Number at the
Book-Entry Facility Tendered ____________________________	__________________

PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s): ________________________________________________________

Address(es): ____________________________________________________________________

Area Code and Telephone Number(s): __________________________________________________

Signature(s): ____________________________________________________________________

Dated:  ____________________________________________________________________, 200_

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for private notes or on a security position listing as the owner of private notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): ______________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ____________________________________________________________________

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an "eligible guarantor institution" within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Letter of Transmittal (or facsimile thereof), together with the private notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such private notes into the exchange agent's account at the book-entry transfer facility described in the prospectus under the caption "The Exchange Offer — Procedures for Tendering Private Notes — Book-Entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three business days following the expiration date.

Name of Firm: __________________________________________________________________

Address: ________________________________________________________________________

(Include Zip Code)

Area Code and Telephone Number: __________________________________________________

Name: ________________________________________________________________________

Title: __________________________________________________________________________

(Please Type or Print)

Dated: ____________________________________________________________________, 200_

DO NOT SEND PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the expiration date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2.    Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the private notes referred to herein, the signature must correspond with the name(s) written on the face of the private notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the private notes, the signature must correspond with the name shown on the security position listing as the owner of the private notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any private notes listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the private notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to Ormat Funding of such person's authority to so act.

3.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the prospectus may be directed to the exchange agent at the address specified in the prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.